                                                    (Individual as beneficiary)

                          DRESSER INDUSTRIES, INC.

                    EXECUTIVE LIFE INSURANCE AGREEMENT

     THIS AGREEMENT is made as of this 18th day of December, 1997 between Dresser Industries, Inc. ("DII") and _________________________________ (the
"Participant").

     DII has established the Dresser Industries, Inc. Executive Life Insurance Program (the "Program"), effective as of February 1, 1998; and

     The Participant is an employee of DII and has been selected to participate in the Program by the Employee Benefits Committee (or in the case of Corporate Officers, the Executive Compensation Committee of the Board) of DII (collectively, the "Committee"); and

     The owner of life insurance policy number ________________ (the "Insurance Contract") issued by ITT Hartford Life and Annuity Insurance Company (the "Insurance Company") on the Participant's life shall be DII; and

     DII is willing to assist in the payment of premiums under the Insurance Contract as provided in this Agreement; and

     DII is endorsing an interest in the death benefit proceeds of the Insurance Contract to the Participant;

     In consideration of the mutual covenants and in this Agreement, DII and the Participant agree as follows:

1. INCORPORATION OF PROGRAM. The Participant agrees to participate in the Program (as it may be amended from time to time) in accordance with its provisions. The terms and conditions of the Program (as it may be amended from time to time) are incorporated into this Agreement in their entirety. The terms and conditions of the Insurance Contract are incorporated into this

     Agreement in their entirety and the Program shall be subject to the terms of the Insurance Contract in all respects.

2.   PAYMENT OF PREMIUMS.

     (a) BY DII. DII shall pay to the Insurance Company the total annual premium rate required to maintain the Insurance Contract until the date this Agreement terminates under Section 6. A portion of each such payment may be reported as imputed income includable as compensation in the Participant's gross income in accordance with federal, state, or local income tax laws.

     (b) BY THE PARTICIPANT. The Participant shall not be required to pay any of the annual premiums on the Insurance Contract.

3. INSURANCE CONTRACT BENEFICIARY DESIGNATION. The right to designate and change the beneficiary of the Insurance Contract and to elect an optional mode of settlement is reserved to the Participant. The Participant shall have the right to designate and change the beneficiaries and contingent beneficiaries and to elect an optional mode of settlement in writing subject to the interest of DII under Section 4, and DII will make the Insurance Contract available to the Participant if required for endorsement, assignment, or a change of beneficiary.

4. PAYMENT OF INSURANCE CONTRACT PROCEEDS IN EVENT OF DEATH. DII is required to maintain a total life insurance benefit at least equal to the sum of:

          (i)  the Recovery Amount; and

          (ii) 2 times the sum of base pay (annual rate as of January 1 of the Program Year) and the annual gross incentive earned in the prior fiscal year, whether paid, deferred, or reserved (the "Participant Benefit").

     If the Participant dies while the Insurance Contract and this Agreement are in force, the proceeds of the Insurance Contract will be payable as follows:

     (a) DII shall be entitled to the amount of the life insurance benefit proceeds equal to the aggregate amount of premium paid by DII pursuant to this Agreement, less any outstanding Insurance Contract loans received by DII prior to the death of the Participant and any interest accrued thereon (the "Recovery Amount").

     (b) The beneficiary designated by the Participant shall be entitled to the Participant Benefit.

     However, in no event shall the amount of (ii) above ever be reduced, except for the occurrence of one of the following events, and then the amount of
     (ii) above shall be one half of its amount the day prior to the occurrence of the event:

     - Participant becomes totally disabled as determined or approved by the Committee,

     - Participant voluntarily terminates employment after participating in this Program for at least five (5) Program Years, during the ten (10) Program Year period ending on his/her termination date, and terminates after age fifty-five (55) with ten (10) years of Dresser Industries, Inc. (or Dresser-Joint Venture Company) service, or

     -    Any other situation as determined or approved by the Committee.

5. DII'S EXERCISE OF RIGHTS AS OWNER. During the lifetime of the Participant and prior to the termination of this Agreement, DII may exercise any of its rights as Owner of the Insurance Contract without the consent of the Participant. If an Insurance Contract loan is made by DII, DII shall be responsible for the interest thereon and shall pay such interest as it becomes due. The Insurance Contract shall be held by DII until the termination of this Agreement.

6. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the first to occur of the following:

     (a) the termination date specified in written notice given by DII pursuant to Section 7(c);

     (b) the termination date specified in written notice given by the Participant pursuant to Section 7(c);

     (c)  the date Participant terminates employment voluntarily;

     (d)  the date of surrender of the Insurance Contract;

     (e) the date of the termination of Participant's employment "for cause" (gross, willful or intentional misconduct which causes harm to DII);

     (f) the date an employee does not maintain an eligible position within DII; or

     (g)  the date of death of the Participant.

     If this Agreement terminates under 6(b), (c) or (f) above, the Participant may elect to have DII transfer the Insurance Contract to the Participant simultaneous to the occurrence of payment to DII by the Participant of the greater of the aggregate amount of the premium payments made by DII pursuant to this Agreement or the Insurance Contract cash surrender value. If this Agreement terminates under 6(a) or (d) above, DII will immediately transfer ownership of the Insurance Contract to the Participant.

7.   AMENDMENT AND ASSIGNMENT OF AGREEMENT.

     (a) This Agreement shall not be modified or amended except in writing, signed by the Program Administrator and the Participant.

     (b) This Agreement is binding upon DII, its successors, the Participant (and the Participant's heirs, executors, administrators, and transferees) and any Insurance Contract beneficiary.

     (c) This Agreement may be terminated by either the Participant or DII by 30 days written notice to the other.

8. TAXES. DII makes no guarantees and assumes no obligation or responsibility with respect to the Participant's federal, state, or local income, estate, inheritance, or gift tax obligations, if any, under the Program, this Executive Life Insurance Agreement, or any Agreement or Insurance Contract entered into in connection with the Program. DII may deduct from the amount of any benefits payable pursuant to this Executive Life Insurance Agreement any tax required to be withheld by any federal, state or local government.

9. PROGRAM YEAR. For purposes of this Agreement, each Program Year shall begin on January 1 (except for the first Program Year which shall begin on February 1) of each calendar year and end on December 31 of the same calendar year.

10. PROGRAM ADMINISTRATOR. The Committee shall be responsible for the interpretation, control and administration of the Program. The Committee can delegate its responsibilities to the Vice President, Human Resources of DII.

11. MISCELLANEOUS. Nothing contained in this Agreement shall be construed as giving the Participant the right to be retained in the employment of DII, or to limit the power of DII to assign the Participant to other duties or responsibilities or to terminate the Program at any time.

12. CHANGE OF CONTROL. Upon Change of Control of DII, the Program shall continue for a period of at least five (5) years from the date of such event as if the Change of Control had not occurred. Further, if a Participant's employment is terminated by reason of such event or is Constructively Terminated (reduction in the authority, duties, responsibilities of his position within five (5) years of the Change of Control), the Participant's Benefit shall continue for the remainder of the five (5) year period without reduction. If a Participant becomes eligible for a reduced benefit under Section 4 any time during this five (5) year period (or would have become eligible if the Participant's employment had continued during this five (5) year period), then the Program shall continue for the life of the Participant at the reduced level described in Section 4. Change of Control is defined as:

     (a)  The sale of all or a majority of DII's assets;

     (b)  DII's liquidation or dissolution;

     (c) The purchase by any persons or entities of beneficial ownership of at least 30% of DII's common stock (or 30% of the combined voting power of DII's then outstanding voting securities entitled to vote generally in the election of directors);or,

     (d) The approval by DII's stockholders of a reorganization, merger, or consolidation, the result of which is that the persons or entities which were stockholders immediately before the transaction do not own more than 50% of the combined voting power of the surviving entity's then outstanding voting securities entitled to vote generally in the election of directors.

13. STATE LAW. This Agreement shall be subject to and construed in accordance with the laws of the State of Texas.





IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.







                                   By:
                                       -----------------------------

-----------------------------      ---------------------------------
WITNESS                                       PARTICIPANT